                          CERTIFICATE OF INCORPORATION

                                       OF

                    O'GARA COMPANIES, A DELAWARE CORPORATION

     FIRST. The name of this corporation shall be:

                    O'GARA COMPANIES, A DELAWARE CORPORATION

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805, and its registered Agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     One Hundred Thousand (100,000) shares without par value.

     FIFTH. The name and address of the incorporator is as follows:

               Jane S. Krayer
               Corporation Service Company
               1013 Centre Road
               Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

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     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     EIGHTH. The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this nineteenth day of December, A.D. 1988.


                                                     /s/ Jane S. Krayer
                                                     ---------------------------
                                                          Jane S. Krayer
                                                           Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

          O'GARA COMPANIES, A DELAWARE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

               FIRST: That at a meeting of the Board of Directors of O'GARA COMPANIES, A DELAWARE CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, That Article First of the Corporation's Certificate of Incorporation shall be, subject to the approval by the Corporation's shareholders upon submission of the proposal to them for a vote (which submission is hereby directed), amended in its entirety to read as follows:

                    "FIRST. The official corporate name of this Corporation shall be: O'Gara-Hess & Eisenhardt Armoring Company."

               SECOND: That thereafter, pursuant to resolution of its Board of Directors, the foregoing resolution was approved by the Corporation's stockholders upon submission of the resolution to them for a vote, pursuant to Section 228 of the Delaware General Corporation Law.

               THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said O'Gara Companies has caused this Certificate to be executed by Paul M. Engelhart, its President, and Wilfred T. O'Gara its Secretary, this 31st day of January, 1990.

                                              O'GARA COMPANIES, A DELAWARE
                                              CORPORATION


                                              By: /s/ Paul M. Engelhart
                                                  ------------------------------
                                                           President


                                              ATTEST:


                                                  /s/ Wilfred T. O'Gara
                                                  ------------------------------
                                                           Secretary

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                            CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                           A LIMITED LIABILITY COMPANY
                                       OF
                    O'GARA-HESS & EISENHARDT ARMORING COMPANY

               (Under Section 266 of the General Corporation Law)

     O'GARA-HESS & EISENHARDT ARMORING COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     FIRST: The name of the corporation immediately prior to the filing of this Certificate of Conversion is O'GARA-HESS & EISENHARDT ARMORING COMPANY (the "Corporation") and the name that the Corporation was originally incorporated under is O'GARA COMPANIES, A DELAWARE CORPORATION.

     SECOND: The date the Certificate of Incorporation of the Corporation was filed on is December 19,1988.

     THIRD: The name of the limited liability company into which the Corporation shall be converted is O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C.

     FOURTH: The conversion of the Corporation shall be effective on June 30, 2003.

     FIFTH: The conversion of the Corporation herein certified has been has been approved in accordance with the provisions of Sections 228 and 266 of the General Corporation Law of Delaware.

Dated: June 30, 2003

                                              O'GARA-HESS & EISENHARDT
                                              ARMORING COMPANY


                                              By: /s/ Robert R. Schiller
                                                  ------------------------------
                                              Name: Robert R. Schiller
                                              Title: Chairman of the Board
                                                     and Vice President

                            CERTIFICATE OF FORMATION

                                       OF

                O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C.

     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C.

     SECOND: The address of the registered office and the name and the address of the registered agent of the limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:

          Corporation Service Company
          2711 Centerville Road, Suite 400
          Wilmington, Delaware 19808

     THIRD: The Limited Liability Company shall, to the fullest extent permitted by the provisions of the Delaware Limited Liability Company Act, as the same may be amended and supplemented, indemnify the members, managers, officers and directors of the Limited Liability Company.

     FOURTH: The formation of the Limited Liability Company shall be effective on June 30, 2003.

Dated: June 30, 2003


                                                     /s/ Robert R. Schiller
                                                     ---------------------------
                                                     Robert R. Schiller
                                                     Authorized Person